Exhibit 99.1

Press Release
iStar Announces Third Quarter 2017 Results

NEW YORK, November 2, 2017

iStar (NYSE: STAR) today reported results for the quarter ended September 30, 2017. The Company has also published a supplemental to this earnings release which is available at www.istar.com in the "Investors" section.

Highlights

◦	Net income (loss) and adjusted income (loss) for the third quarter were $(0.48) and $(0.05), respectively, per diluted common share.

◦	Executed a comprehensive series of capital market transactions totaling $2.0 billion.

◦	Upgraded by all three major rating agencies.

◦	Updated full-year earnings guidance.

Third Quarter 2017 Results

iStar reported net income (loss)allocable to common shareholders for the third quarter of $(34.5) million, or $(0.48) per diluted common share, versus $46.3 million, or $0.44 per diluted common share for the third quarter 2016.

Adjusted income (loss) allocable to common shareholders for the third quarter was $(3.6) million, or $(0.05) per diluted common share, versus $49.1 million, or $0.47 per diluted common share for the third quarter 2016.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items. The calculation of adjusted income and reconciliation to GAAP net income are presented in the financial tables that follow the text of this press release.

Year-to-Date 2017 Results

For the nine months ended September 30, 2017, net income allocable to common shareholders was $115.8 million, or $1.61 per diluted common share, which compares favorably to $63.2 million, or $0.66 per diluted common share for the same period in 2016.

Adjusted income was $183.1 million, or $2.16 per diluted common share for the nine months ended September 30, 2017, growing from $109.9 million, or $1.06 per diluted common share for the same period in 2016.

Rating Agency Upgrades

During the quarter, all three major rating agencies upgraded iStar's corporate credit rating and the majority of its outstanding preferred and debt securities. This marks the first upgrade of iStar's corporate rating from S&P in over six years and the first upgrade in corporate rating from Moody's in nearly five years.

S&P			Moody's			Fitch
	Current	Prior (3/8/11)		Current	Prior (10/4/12)		Current	Prior (6/15/17)
Corporate	BB-	B+	Corporate	B1	B2	Corporate	BB-	B+
Unsecured	BB-	B+	Unsecured	B1	B2	Unsecured	BB	BB
Secured	BB-	B+	Secured	Ba2	Ba3	Secured	BB+	BB+
Preferred	B-	CCC+	Preferred	B3	Caa1	Preferred	B-	CCC+

"We were very pleased to see the rating agencies recognize the significant progress iStar has made in improving our overall credit profile by strengthening liquidity, de-levering our balance sheet, extending our maturity profile and monetizing our legacy assets," said Jay Sugarman, iStar's Chairman and Chief Executive Officer. "The improved ratings will reduce our marginal cost of capital and should allow us to be more competitive in pursuing a wider set of investment opportunities."

Capital Markets and Balance Sheet

As previously reported, iStar executed a comprehensive series of capital markets transactions during the third quarter which enhanced the Company's overall financial position.

Specifically, the transactions:

–	Catalyzed upgrades by rating agencies

–	Addressed all corporate debt maturities until July 2019

–	Extended iStar's weighted average debt maturity profile by 1.5 years to 4.0 years

–	Reduced annual expenses by approximately $37 million, or $0.43 per diluted common share

–	Lowered cost of capital by approximately 35 basis points

–	Established new banking relationships

–	Increased iStar's strong liquidity to pursue new investment opportunities

During the quarter, the Company:

–	Repriced, extended, and downsized its $473 million L+375 secured term loan due July 2020 to a $400 million L+300 secured term loan due October 2021.

–	Issued $400 million of 4.625% unsecured senior notes due September 2020 and $400 million of 5.25% unsecured senior notes due September 2022

–
Issued $250 million of 3.125% convertible notes due September 2022. Subsequent to the end of the quarter, the underwriters exercised their overallotment option to purchase an additional $37.5 million of convertible notes bringing the entire series up to $287.5 million. The notes are convertible at the option of the holders at a conversion price of approximately $15.54 per share, subject to adjustment.

–	Repurchased 4.0 million shares of its common stock for $46 million, or $11.51 per share.

–
Upsized and extended its revolving credit facility to $325 million from $250 million, including an additional commitment of $50 million from Barclays and a new $25 million commitment from Morgan Stanley.

Subsequent to the end of the quarter, utilizing these proceeds as well as cash on hand, the Company:

–	Redeemed the $550 million outstanding of its 4.0% unsecured senior notes due November 2017 at par.

–	Redeemed the $300 million outstanding of its 7.125% unsecured senior notes due February 2018 at par plus a make-whole payment.

–	Redeemed the $300 million outstanding of its 4.875% unsecured senior notes due July 2018 at par plus a make-whole payment.

–	Redeemed the $140 million outstanding of its 7.875% series E preferred stock at par.

–	Redeemed the $100 million outstanding of its 7.8% series F preferred stock at par.

The Company will record approximately $25 million of charges for the full year 2017 in connection with the foregoing transactions. This includes $16 million of deemed preferred dividends in the third quarter, representing the amount of liquidation preference that was recorded as a premium above book value on the redemption of preferred stock. In addition, the Company expects to record $9 million of make-whole payments on the early redemption of unsecured senior notes in the fourth quarter.

Capital structure, leverage, liquidity and other balance sheet metrics in this supplemental are presented as of September 30, 2017 on an actual basis and pro forma for the effects of the capital markets transactions that occurred subsequent to quarter end. Specifically, this activity includes (i) the net use of $1.4 billion of cash for the redemption of $1.15 billion of unsecured senior notes and payment of associated interest expense and make-whole amounts; and, the redemption of $240 million of preferred stock and payment of associated dividends and (ii) the issuance of $37.5 million of additional convertible notes pursuant to the exercise of the underwriters’ overallotment option.

Capital Structure
	$ in millions
	At September 30, 2017	Pro Forma
Secured debt	$615	$615
Unsecured debt	3,664	2,550
Total debt	$4,279	$3,165

Preferred equity (A) (1) (2)	$505	$505
Common equity (B)	383	373
Total equity	$888	$878

Accumulated depreciation and amortization and general loan loss reserves (C) (3)	$446	$446

Adjusted common equity (B) + (C)	$829	$819
Adjusted total equity (A) + (B) + (C)	$1,334	$1,324

(1) Represents aggregate liquidation preference.
(2) $240 million of called preferred stock was transferred to accounts payable as of September 30 and is not shown.
(3) Accumulated depreciation and amortization includes iStar's proportionate share of accumulated depreciation and amortization relating to equity method investments.

Leverage

The Company’s weighted average cost of debt for the third quarter was 5.3%. The Company’s leverage was 1.8x on an actual basis at the end of the quarter and 2.0x on a pro forma basis, which are at the low end of the Company’s targeted range of 2.0x - 2.5x. The chart below shows the calculation of the Company's leverage.

Leverage
	$ in millions
	At September 30, 2017	Adjustment	Pro Forma
Total debt	$4,279	($1,114)	$3,165
Less: Cash and cash equivalents	(1,912)	1,381	(531)
Net book debt (A)	$2,367	$267	$2,634

Total equity (1)	$888	($10)	$878
Add: Accumulated depreciation and amortization (2)	431	-	431
Add: General loan loss reserves	15	-	15
Sum of total equity, accumulated D&A and general loan loss reserves (B)	$1,334	($10)	$1,324

Leverage (A) / (B)	1.8x	0.2x	2.0x

(1) Includes aggregate liquidation preference of preferred equity.
(2) Accumulated depreciation and amortization includes iStar's proportionate share of accumulated depreciation and amortization relating to equity method investments.

Liquidity

The Company continues to maintain a healthy liquidity position. Unrestricted cash and capacity on its revolving credit facility pro forma for the redemption of unsecured notes and preferred stock subsequent to the end of the quarter was $856 million, which is available for new investment activity and working capital.

Liquidity
	$ in millions
	At September 30, 2017	Pro Forma
Unrestricted cash	$1,912	$531
Revolving credit facility capacity	325	325
Total liquidity	$2,237	$856

Portfolio Overview and Investment Activity

At September 30, 2017, the Company’s portfolio totaled $4.6 billion, which is gross of $371 million of accumulated depreciation and $15 million of general loan loss reserves and includes $117 million market value of SAFE shares as of September 30, 2017.

iStar's strategy is to focus on finding investment opportunities within its real estate finance, net lease, and ground lease businesses. In addition, the Company continues to make progress in harvesting value and monetizing its operating properties and land & development assets.

_______________________________________________________________________________
(1)Represents market value of investment in SAFE as of September 30, 2017.
(2)Pro forma for the activity subsequent to the end of the quarter.

During the third quarter of 2017, the Company invested a total of $140 million associated with new investments (including in additional shares of common stock of SAFE), prior financing commitments and ongoing development across its four segments, and generated $247 million of proceeds from repayments and sales.

Real Estate Finance

iStar's real estate finance business targets sophisticated and innovative investors by providing one-stop capabilities that encompass financial alternatives ranging from full envelope senior loans to custom-tailored mezzanine and preferred equity capital positions.

At September 30, 2017, the Company’s real estate finance portfolio totaled $1.1 billion. The portfolio is categorized into iStar 3.0 loans, made post January 1, 2008, and legacy loans, which were all made prior to December 31, 2007.

Real Estate Finance Statistics
		$ in millions
	iStar 3.0	Legacy Loans
Gross book value	$927	$198
% of total loan portfolio	82%	18%

Performing loans	$927	$21
Non-performing loans	$—	$177
% Performing / Non-performing	100% / 0%	11% / 89%

First mortgages / senior loans	63%	27%
Mezzanine / subordinated debt	37%	73%
Total	100%	100%

Wtd. avg. LTV (1)	65%	n/a
Unlevered yield (1)	10.2%	8.9%
Wtd. avg. maturity (years) (1)	2.0	2.5
Note: Gross book value represents the carrying value of iStar's loans, gross of general reserves.
(1) Includes performing loans only.

Net Lease

iStar's net lease business seeks to create stable cash flows through long-term leases to single tenants on its properties. The Company targets mission-critical facilities leased on a long-term basis to tenants, offering structured solutions that combine iStar's capabilities in underwriting, lease structuring, asset management, and build-to-suit construction.

At the end of the quarter, iStar’s net lease portfolio totaled $1.4 billion, gross of $306 million of accumulated depreciation. The portfolio was comprised of $1.2 billion of wholly-owned assets, a $110 million equity investment in its net lease joint venture and $117 million market value in shares of SAFE.

Since 2014, the Company has invested in new net lease investments primarily through its net lease joint venture with a sovereign wealth fund, in which it holds a 52% interest. At the end of the quarter, the venture's balance sheet, gross of $43 million of accumulated depreciation, included $663 million of assets, $385 million of liabilities and $212 million of equity (net of a $23 million non-controlling interest).

The Company entered into an agreement to extend its largest net lease asset with a gross book value of $222 million through 2032, adding 8 years of duration. During the quarter, the Company received net proceeds of $42 million related to net lease asset sales and recognized $18.8 million of gains. The Company seeks to continue to grow its net lease portfolio, but will selectively sell net lease assets opportunistically.

Operating Properties

At the end of the quarter, iStar's operating property portfolio totaled $624 million, gross of $57 million of accumulated depreciation, and was comprised of $558 million of commercial and $66 million of residential real estate properties.

Commercial Operating Properties

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types including office, retail and hotel properties. These properties generated $29.6 million of revenue offset by $21.6 million of operating expenses during the quarter.

iStar generally seeks to reposition transitional assets with the objective of maximizing their values through the infusion of capital and intensive asset management efforts. The Company made additional progress towards that objective during the third quarter, as it transitioned $57 million of transitional assets into stabilized, bringing the stabilized balance to $401 million at the end of the third quarter. Transitional assets decreased to $157 million.

Residential Operating Properties

At the end of the quarter, the $66 million residential operating portfolio was comprised of 32 units generally located within luxury projects in major U.S. cities. The Company sold 4 units during the quarter, generating $3.9 million of proceeds and a $0.5 million gain.

Land & Development

At the end of the quarter, the Company’s land & development portfolio totaled $933 million, including 8 master planned communities, 6 waterfront projects and 15 urban/infill developments. These projects are collectively entitled for approximately 13,000 lots and units.

For the quarter, the Company's land and development portfolio generated $26.0 million of revenues, offset by $27.5 million of cost of sales. In addition, the Company earned $0.9 million of earnings from land development equity method investments.  During the quarter, the Company invested $34.5 million in its land portfolio.

Safety, Income & Growth Inc. (SAFE)

Safety, Income & Growth Inc. is the first and only publicly traded REIT to focus on ground leases. iStar is the largest shareholder and manager of SAFE with approximately 6.3 million shares, or 34.6% of the shares outstanding. During the quarter, the Company purchased 1.3 million shares of SAFE common stock for $24.5 million.

During the quarter, iStar and SAFE jointly provided capital in the form of a leasehold financing and ground lease origination on LifeHope Medical Campus in Alpharetta, GA. iStar provided a $24.0 million leasehold mortgage while SAFE simultaneously closed on a $16.0 million ground lease. All joint transactions must be approved by the independent members of iStar and SAFE's Boards of Directors.

Earnings Guidance

Earnings Guidance
$ per share
	Net Income	Adjusted Income
Prior full year 2017 guidance	$2.15 - $2.65	$3.00 - $3.50
Updated full year 2017 guidance	$1.21 - $1.71	$2.25 - $2.75
Additional SAFE gain	$0.64	$0.64
Full year 2017 guidance (under new accounting standards)	$1.85 - $2.35	$2.89 - $3.39

Guidance Updates
The $2.0 billion of comprehensive capital market transactions described in this release will result in a one-time pre-payment penalty of approximately $9 million, or $0.10 per diluted common share, in the fourth quarter and $16 million, or $0.19 per diluted common share, of premium over book value on the redemption of preferred stock in the third quarter. Going forward, the transaction is expected to decrease expenses underlying earnings by $0.43 per diluted common share.
Asset sales are a material part of the Company's business and have material impact to earnings and earnings guidance. Several asset sales, representing approximately $0.65 per diluted common share of forecasted 2017 income, are now expected to occur in 2018.
In addition, the Company will be required under GAAP to recognize an additional $55 million, or $0.64 per diluted common share, gain associated with the second quarter sale of its ground lease business to SAFE. This gain will not initially appear in the Company’s 2017 financial results, but will be retrospectively recognized in the Company's 2017 financial results once new accounting standards become effective on January 1, 2018.
This guidance assumes, among other things, the closing of certain property sales and that general macro economic conditions continue to remain favorable. Please see the financial tables that follow the text of this press release for a reconciliation from GAAP net income guidance to adjusted income guidance.

• • •

iStar (NYSE: STAR) finances, invests in and develops real estate and real estate related projects as part of its fully-integrated investment platform. Building on over two decades of experience and more than $35 billion of transactions, iStar brings uncommon capabilities and new ways of thinking to commercial real estate and adapts its investment strategy to changing market conditions. The Company is structured as a real estate investment trust (“REIT”), with a diversified portfolio focused on larger assets located in major metropolitan markets.

iStar will hold a quarterly earnings conference call at 10:00 a.m. ET today, November 2, 2017. This conference call will be broadcast live on iStar’s website, www.istar.com. To listen to the live call, please go to the website’s “Investors” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on iStar's website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise publicly any forward look statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from operating properties and land and other risks detailed from time to time in iStar SEC reports.

Company Contact:
Jason Fooks, Vice President of Investor Relations & Marketing

1114 Avenue of the Americas
New York, NY 10036
(212) 930-9400
investors@istar.com

iStar
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES
Operating lease income	$47,806	$46,800	$142,155	$147,270
Interest income	25,442	32,258	83,145	99,877
Other income	20,662	13,442	172,037	35,079
Land development revenue	25,962	31,554	178,722	74,389
Total revenues	$119,872	$124,054	$576,059	$356,615
COST AND EXPENSES
Interest expense	$48,732	$55,105	$148,684	$168,173
Real estate expense	36,280	35,243	106,554	104,815
Land development cost of sales	27,512	22,004	165,888	50,842
Depreciation and amortization	11,846	12,201	37,297	39,781
General and administrative(1)	20,955	19,666	73,347	62,433
(Recovery of) provision for loan losses	(2,600)	(14,955)	(8,128)	(12,749)
Impairment of assets	595	8,741	15,292	11,753
Other expense	2,704	819	20,849	4,741
Total costs and expenses	$146,024	$138,824	$559,783	$429,789
Income (loss) before other items	$(26,152)	$(14,770)	$16,276	$(73,174)
Income from discontinued operations	—	3,721	4,939	10,934
Gain from discontinued operations	—	—	123,418	—
Income tax expense from discontinued operations	—	—	(4,545)	—
Income from sales of real estate	19,313	34,444	28,267	88,387
Earnings from equity method investments	2,461	26,540	13,677	74,254
Income tax benefit (expense)	1,278	8,256	(972)	9,859
Loss on early extinguishment of debt	(616)	(36)	(4,142)	(1,618)
Net income (loss)	$(3,716)	$58,155	$176,918	$108,642
Net (income) loss attributable to noncontrolling interests	160	967	(4,450)	(6,915)
Net income (loss) attributable to iStar	$(3,556)	$59,122	$172,468	$101,727
Preferred dividends	(30,974)	(12,830)	(56,634)	(38,490)
Net (income) loss allocable to Participating Security holders(2)	—	—	—	(27)
Net income (loss) allocable to common shareholders	$(34,530)	$46,292	$115,834	$63,210
_______________________________________________________________________________
(1) For the three months ended September 30, 2017 and 2016, includes $2,934 and $1,434 of stock-based compensation expense, respectively. For the nine months ended September 30, 2017 and 2016, includes $12,730 and $7,644 of stock-based compensation expense, respectively.
(2) Participating Security holders are non-employee directors who hold common stock equivalents and restricted stock awards granted under the Company's LTIP who are eligible to participate in dividends.

iStar
Supplemental Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
ADJUSTED INCOME
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(34,530)	$46,292	$115,834	$63,210
Add: Depreciation and amortization (1)	14,765	15,598	45,438	50,107
Add: (Recovery of) provision for loan losses	(2,600)	(14,955)	(8,128)	(12,749)
Add: Impairment of assets (2)	595	8,741	15,292	12,668
Add: Stock-based compensation expense	2,934	1,434	12,730	7,644
Add: Loss on early extinguishment of debt	616	36	1,392	1,618
Add: Non-cash interest expense of discount on senior convertible notes	110	—	110	—
Add: Premium on redemption of preferred stock	16,314	—	16,314	—
Less: Losses on charge-offs and dispositions (3)	(1,779)	(8,039)	(15,906)	(12,602)
Less: Participating Security allocation	—	—	—	(21)
Adjusted income allocable to common shareholders	$(3,575)	$49,107	$183,076	$109,875
_______________________________________________________________________________
Note: In addition to net income (loss) prepared in conformity with GAAP, the Company uses adjusted income, a non-GAAP financial measure, to measure its operating performance. Adjusted income is used internally as a supplemental performance measure adjusting for certain non-cash GAAP measures to give management a view of income more directly derived from current period activity. Adjusted income is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, provision for (recovery of) loan losses, impairment of assets, stock-based compensation expense, the non-cash portion of gain (loss) on early extinguishment of debt and is adjusted for the effect of gains or losses on charge-offs and dispositions on carrying value gross of loan loss reserves and impairments ("Adjusted Income"). In the third quarter 2017, the Company modified its presentation of Adjusted Income to exclude the effect of the amount of the liquidation preference that was recorded as a premium above book value on the redemption of preferred stock and the imputed non-cash interest expense recognized for the conversion feature of its senior convertible notes. Adjusted Income should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Income should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Income indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Income is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance while including the effect of gains or losses on investments when realized. It should be noted that our manner of calculating Adjusted Income may differ from the calculations of similarly-titled measures by other companies.

(1) Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion on depreciation and amortization expense allocable to non-controlling interests.
(2) Impairment of assets includes impairments on cost and equity method investments recorded in other income and earnings from equity method investments, respectively.
(3) Losses on charge-offs and dispositions represents the impact of charge-offs and dispositions realized during the period. These charge-offs and dispositions were on assets that were previously impaired for GAAP and reflected in net income but not in Adjusted Income.

iStar
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
EPS INFORMATION FOR COMMON SHARES
Income (loss) from continuing operations attributable to iStar(1)
Basic	$(0.48)	$0.60	$(0.11)	$0.70
Diluted	$(0.48)	$0.41	$(0.11)	$0.57
Net income (loss)
Basic	$(0.48)	$0.65	$1.61	$0.85
Diluted	$(0.48)	$0.44	$1.61	$0.66
Adjusted income
Basic	$(0.05)	$0.69	$2.54	$1.48
Diluted	$(0.05)	$0.47	$2.16	$1.06
Weighted average shares outstanding
Basic	71,713	71,210	71,972	74,074
Diluted (for net income per share)	71,713	115,666	71,972	118,590
Diluted (for adjusted income per share)	71,713	115,666	88,020	118,590
Common shares outstanding at end of period	68,200	71,176	68,200	71,176
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss attributable to noncontrolling interests and income from sales of real estate.

Reconciliation of Adjusted Income per Share Guidance
to Net Income per Share Guidance

For the Year Ending
December 31, 2017
Targeted Net Income per Diluted Common Share Range	$1.21 - $1.71

Add: Depreciation and amortization	$0.67 - $0.71
Add: Other non-cash adjustments	$0.73 - $0.77
Less: Losses on charge-offs and dispositions	($0.36) - ($0.44)

Targeted Adjusted Income per Diluted Common Share Range	$2.25 - $2.75

iStar
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	September 30, 2017	December 31, 2016
ASSETS

Real estate
Real estate, at cost	$1,687,318	$1,740,893
Less: accumulated depreciation	(363,456)	(353,619)
Real estate, net	$1,323,862	$1,387,274
Real estate available and held for sale	65,658	237,531
	$1,389,520	$1,624,805
Land and development, net	861,507	945,565
Loans receivable and other lending investments, net	1,109,442	1,450,439
Other investments	289,037	214,406
Cash and cash equivalents	1,912,448	328,744
Accrued interest and operating lease income receivable, net	10,849	11,254
Deferred operating lease income receivable	87,696	88,189
Deferred expenses and other assets, net	134,720	162,112
Total assets	$5,795,219	$4,825,514

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$466,374	$211,570
Loan participations payable, net	122,489	159,321
Debt obligations, net	4,278,954	3,389,908
Total liabilities	$4,867,817	$3,760,799

Redeemable noncontrolling interests	$3,513	$5,031

Total iStar shareholders' equity	$888,089	$1,016,564
Noncontrolling interests	35,800	43,120
Total equity	$923,889	$1,059,684

Total liabilities and equity	$5,795,219	$4,825,514

iStar
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Operating lease income	$—	$31,503	$16,048	$255	$—	$47,806
Interest income	25,442	—	—	—	—	25,442
Other income	1,298	953	14,097	1,174	3,140	20,662
Land development revenue	—	—	—	25,962	—	25,962
Earnings from equity method investments	—	1,302	(399)	948	610	2,461
Income from sales of real estate	—	18,765	548	—	—	19,313
Total revenue and other earnings	$26,740	$52,523	$30,294	$28,339	$3,750	$141,646
Real estate expense	—	(4,423)	(23,185)	(8,672)	—	(36,280)
Land development cost of sales	—	—	—	(27,512)	—	(27,512)
Other expense	(261)	—	—	—	(2,443)	(2,704)
Allocated interest expense	(9,165)	(12,255)	(4,860)	(6,529)	(15,923)	(48,732)
Allocated G&A(1)	(3,334)	(4,315)	(1,866)	(3,706)	(4,800)	(18,021)
Segment profit (loss)	$13,980	$31,530	$383	$(18,080)	$(19,416)	$8,397
_______________________________________________________________________________
(1) Excludes $2,934 of stock-based compensation expense.

AS OF SEPTEMBER 30, 2017
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,150,676	$536,642	$—	$—	$1,687,318
Less: accumulated depreciation	—	(306,183)	(57,273)	—	—	(363,456)
Real estate, net	$—	$844,493	$479,369	$—	$—	$1,323,862
Real estate available and held for sale	—	—	65,658	—	—	65,658
Total real estate	$—	$844,493	$545,027	$—	$—	$1,389,520
Land & development, net	—	—	—	861,507	—	861,507
Loans receivable and other lending investments, net	1,109,442	—	—	—	—	1,109,442
Other investments	—	185,176	21,828	63,308	18,725	289,037
Total portfolio assets	$1,109,442	$1,029,669	$566,855	$924,815	$18,725	$3,649,506
Cash and other assets						2,145,713
Total assets						$5,795,219

iStar
Supplemental Information
(In thousands)
(unaudited)

			Three Months Ended September 30, 2017
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - trailing twelve months (A)			$94,940
Average total assets (B)			$5,213,604
Expense Ratio (A) / (B)			1.8%

			As of
			September 30, 2017
UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (C)(1)			$4,753,893
Unsecured debt (D)			$3,720,000
Unencumbered Assets / Unsecured Debt (C) / (D)				1.3x

UNFUNDED COMMITMENTS

Performance-based commitments(2)			$374,160
Strategic investments			45,642
Total Unfunded Commitments			$419,802

LOAN RECEIVABLE CREDIT STATISTICS	As of
	September 30, 2017		December 31, 2016

Carrying value of NPLs /
As a percentage of total carrying value of loans	$177,166	17.3%	$191,696	14.0%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(3)	$76,189	6.9%	$85,545	5.9%
_______________________________________________________________________________
(1) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.
(2) Excludes $115.3 million of commitments on loan participations sold that are not the obligation of the Company but are consolidated on the Company's balance sheet.
(3) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2017(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Land & Development	$—	$—	$—	$933	$933	23%
Office / Industrial	46	719	123	—	888	22%
Entertainment / Leisure	—	484	—	—	484	12%
Mixed Use / Collateral	260	—	186	—	446	11%
Hotel	333	—	103	—	436	11%
Condominium	264	—	66	—	330	8%
Other Property Types	196	—	9	—	205	5%
Retail	26	57	137	—	220	5%
Ground Leases	—	117	—	—	117	3%
Strategic Investments	—	—	—	—	19	—%
Total	$1,125	$1,378	$624	$933	$4,078	100%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Northeast	$503	$401	$47	$261	$1,212	30%
West	64	296	52	368	780	19%
Southeast	180	252	149	121	702	17%
Southwest	80	161	245	22	508	12%
Central	204	79	76	32	391	10%
Mid-Atlantic	—	153	45	129	327	8%
Various	94	34	10	—	138	4%
Strategic Investments	—	—	—	—	19	—%
Total	$1,125	$1,378	$624	$933	$4,078	100%
_______________________________________________________________________________
(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation, general loan loss reserves and market value of its investment in shares of SAFE stock.